THE TUSCARORA INVESTMENT TRUST

                                     BYLAWS





                         THE TUSCARORA INVESTMENT TRUST

                                     BYLAWS

                                Table of Contents
                                                                        Page
RECITALS................................................................... 1

ARTICLE I  SHAREHOLDERS AND SHAREHOLDERS' MEETINGS......................... 1
Section 1.1 Meetings ...................................................... 1
Section 1.2 Presiding Officer; Secretary................................... 1
Section 1.3 Authority of Chairman to Interpret Declaration and Bylaws...... 2
Section 1.4 Voting; Quorum................................................. 2
Section 1.5 Inspectors..................................................... 2
Section 1.6 Shareholders' Action in Writing................................ 2

ARTICLE II TRUSTEES AND TRUSTEES' MEETINGS................................. 2
Section 2.1  Number of Trustees............................................ 2
Section 2.2  Regular Meetings of Trustees.................................. 3
Section 2.3  Special Meetings of Trustees.................................. 3
Section 2.4  Notice of Meetings............................................ 3
Section 2.5  Quorum; Presiding Officer..................................... 3
Section 2.6  Participation by Telephone.................................... 3
Section 2.7  Location of Meetings.......................................... 4
Section 2.8  Votes......................................................... 4
Section 2.9  Rulings of Chairman........................................... 4
Section 2.10 Trustees' Action in Writing................................... 4
Section 2.11 Resignations.................................................. 4
Section 2.12 Indemnity Insurance........................................... 4

ARTICLE III OFFICERS ...................................................... 4
Section 3.1  Officers of the Trust......................................... 4
Section 3.2  Time and Terms of Election.................................... 4
Section 3.3  Resignation and Removal....................................... 5
Section 3.4  Fidelity Bond................................................. 5
Section 3.5  Chairman of the Board......................................... 5
Section 3.6  Vice Chairman................................................. 5
Section 3.7  President..................................................... 5
Section 3.8  Vice Presidents............................................... 5
Section 3.9  Treasurer and Assistant Treasurers............................ 5
Section 3.10 Controller and Assistant Controller........................... 6
Section 3.11 Secretary and Assistant Secretaries........................... 6
Section 3.12 Substitutions................................................. 7
Section 3.13 Execution of Deeds, etc....................................... 7
Section 3.14 Power to Vote Securities...................................... 7

ARTICLE IV COMMITTEES...................................................... 7
Section 4.1  Power of Trustees to Designate Committees..................... 7
Section 4.2  Rules for Conduct of Committee Affairs........................ 8
Section 4.3  Trustees May Alter, Abolish, etc., Committees................. 8
Section 4.4  Minutes;  Review by Trustees.................................. 8

ARTICLE V SEAL ............................................................ 8

ARTICLE VI SHARES ......................................................... 8
Section 6.1  Issuance of Shares............................................ 8
Section 6.2  Uncertificated Shares......................................... 9
Section 6.3  Share Certificates............................................ 9
Section 6.4  Lost, Stolen, etc., Certificates.............................. 9
Section 6.5  Record Transfer of Pledged Shares............................. 9

ARTICLE VII AMENDMENTS ....................................................10
Section 7.1  Bylaws Subject to Amendment...................................10
Section 7.2  Notice of Proposal to Amend Bylaws Required...................10


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                                     BYLAWS

                                       OF

                         THE TUSCARORA INVESTMENT TRUST

These ARTICLES are the BYLAWS of The Tuscarora Investment Trust, a trust with transferable shares established under the laws of the Commonwealth of Massachusetts (the "Trust"), pursuant to an Agreement and Declaration of Trust of the Trust (the "Declaration") made the third day of March, 1995. These Bylaws have been adopted by the Trustees pursuant to the authority granted by Section 3.1 of the Declaration.

All words and terms capitalized in these Bylaws, unless otherwise defined herein, shall have the same meanings as they have in the Declaration.

                                    ARTICLE I

                     SHAREHOLDERS AND SHAREHOLDERS' MEETINGS


SECTION 1.1 Meetings. A meeting of the Shareholders of the Trust shall be held whenever called by the Trustees and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of the 1940 Act. Meetings of Shareholders shall also be called by the Trustees when requested in writing by the Shareholders holding at least ten percent (10%) of the Shares then outstanding for the purpose of voting upon removal of Trustee, or if the Trustees shall fail to call or give notice of any such meeting of Shareholders for period of thirty (30) days after such application, then Shareholders holding at least ten percent (10%) of the Shares then outstanding may call and give notice of such meeting. Notice of Shareholders' meetings shall be given as provided in the Declaration.

SECTION 1.2 Presiding Officer; Secretary. The President shall preside at each Shareholders' meeting as chairman of the meeting, or in the absence of the President, the Trustees present at the meeting shall elect one of their number as chairman of the meeting. Unless otherwise provided for by the Trustees, the Secretary of the Trust shall be the secretary of all meetings of Shareholders and shall record the minutes thereof.

SECTION 1.3 Authority of Chairman of Meeting to Interpret Declaration and Bylaws. At any Shareholders' meeting the chairman of the meeting shall be empowered to determine the construction or interpretation of the Declaration or these Bylaws, or and part thereof or hereof, and his ruling shall be final.


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SECTION 1.4  Voting;  Quorum.  At each meeting of Shareholders, except as otherwise provided by the Declaration, every holder of record of Shares entitled to vote shall be standing in his name on the Share register of the Trust. Shareholders may vote by proxy and the form of any such proxy may be prescribed from time to time by the Trustees. As provided in the Declaration, a quorum shall exist for voting on any matter if the holders of fifty percent (50%) of the outstanding Shares of the Trust entitled to vote on that matter are present in person or by proxy, but any lesser number shall be sufficient for adjournments. At all meetings of the Shareholders, votes shall be taken by ballot for all matters which may be binding upon the Trustees pursuant to Section 7.1 of the Declaration. On other matters, votes of Shareholders need not be taken by ballot unless otherwise provided for by the Declaration or by vote of the Trustees, or as required by the 1940 Act, but the chairman of the meeting may in his discretion authorize any matter to be voted upon by ballot.

SECTION 1.5 Inspectors. At any meeting of Shareholders, the chairman of the meeting may appoint one or more Inspectors of Election or Balloting to supervise the voting at such meeting or any adjournment thereof. If Inspectors are not so appointed, the chairman of the meeting may, and on the request of any Shareholders present or represented and entitled to vote shall, appoint one or more Inspectors for such purpose. If appointed Inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

SECTION 1.6  Shareholders' Action in Writing.  Nothing in this
Article I shall limit the power of the Shareholders to take any action without a meeting by means of written instruments as permitted by Section 7.6 of the Declaration.

                                   ARTICLE II

                         TRUSTEES AND TRUSTEES' MEETINGS

SECTION 2.1  Number of Trustees.  There shall initially be one
(1) Trustee, and the number of Trustees shall thereafter be such number as shall be fixed from time to time by a vote adopted by a Majority of the Trustees.

SECTION 2.2 Regular Meetings of Trustees. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may form time to time determine; provided, that notice of such determination, and of the time, place and purpose of the first regular meeting thereafter, shall be given to each absent Trustee in accordance with Section 2.4 hereof.


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SECTION 2.3  Special Meetings of Trustees.  Special meetings of the trustees may be held at any time and at any place when called by the President or the Treasurer or by two (2) or more Trustees, or if there shall be fewer than three (3) Trustees, by any Trustee; provided, that notice of the time, place and purpose thereof is given to each Trustee in accordance with Section 2.4 hereof by the Secretary or an Assistant Secretary or by the officer or the Trustee calling the meeting.

SECTION 2.4 Notice of Meeting. Notice of any regular or special meeting of the Trustee shall be sufficient if given orally or in writing to each Trustee, and if sent by mail at least five (5) days, or by telegram at least twenty-four (24) hours, before the meeting. Notice of a special meeting need not be given to any Trustee who was present at an earlier meeting, not more than thirty-one (31) days prior to the subsequent meeting, at which the subsequent meeting was called. Notice of a meeting may be waived by any Trustee by written waiver of notice, executed by him before or after the meeting, and such waiver shall be filled with the records of the meeting. Attendance by a Trustee at a meeting shall constitute a waiver of notice, except where a Trustee attends a meeting for the purpose of protesting prior thereto or at its commencement the lack of notice.

SECTION 2.5 Quorum; Presiding Officer. At any meeting of the Trustees, a Majority of the Trustees shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the vote cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Unless the Trustees shall otherwise elect, generally or in a particular case, the President shall preside at each meeting of the Trustees as chairman of the meeting.

SECTION 2.6 Participation by Telephone. One or more of the Trustees may participate in a meeting thereof or of any Committee of the Trustees by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

SECTION 2.7 Location of Meetings. Trustees' meetings may be held at any place, within or without Massachusetts.

SECTION 2.8 Votes. Voting at Trustees' meetings may be conducted orally, by show of hands, or, if requested by any Trustee, by written ballot. The results of all voting shall be recorded by the Secretary in the minute book.

SECTION 2.9 Rulings of Chairman. All other rules of conduct adopted and used at any Trustees' meeting shall be determined by the chairman of such meeting, whose ruling on all procedural matters shall be final.


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
SECTION 2.10  Trustees' Action in Writing.  Nothing in this
Article II shall limit the power of the Trustees to take action without a meeting by means of a written instrument, as provided in Section 4.2 of the Declaration.

SECTION 2.11 Resignations. Any Trustee may resign at any time by written instrument signed by him and delivered to the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

SECTION 2.12 Indemnity Insurance. The Trustees may purchase professional indemnity insurance coverage for its officers and Trustees, the terms and conditions of which must conform generally to the standard coverage available to the investment company industry, provided, however, that no such insurance will be purchased which protects or purports to protect, any officer or Trustee for actions constituting willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

                                   ARTICLE III

                                    OFFICERS

SECTION 3.1 Officers of the Trust. The officers of the Trust shall consist of a President, a Treasurer and a Secretary, and may include one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Trustees may designate. Any person may hold more than one office. Except for the President, no officer need be a Trustee.

SECTION 3.2 Time and Terms of Election. The President, the Treasurer and the Secretary shall be elected by the Trustees at their first meeting. All other officers of the Trust may be elected or appointed at any meeting of the Trustees. Officers of the Trust shall hold office for any term, or indefinitely, as determined by the Trustees, and shall be subject to removal, with or without cause, at any time by the Trustees.

SECTION 3.3 Resignation and Removal. Any officer may resign at any time by giving written notice to the Trustees. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Trustees may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning or removed shall have any right to any compensation for any period following such resignation or removal, or any right to damage on account of such removal.

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

SECTION 3.4 Fidelity Bond. The Trustees may, in their discretion, direct any officer appointed by them to furnish at the expense of the Trust a fidelity bond approved by the Trustees, in such amount as the Trustees may prescribe.

SECTION 3.5 President. The President shall be the chief executive officer of the Trust and shall have general charge and supervision of the business, property and affairs of the Trust and such other powers and duties as the Trustees shall prescribe.

SECTION 3.6 Vice Presidents. In the absence or disability of the President or a Vice President, if there shall be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Trustees, shall exercise all of the powers and duties of the President. The Vice Presidents shall do and perform such other duties as the Trustees or the President of the Trust shall direct.

SECTION 3.7 Treasurer and Assistant Treasurers. The Treasurer shall be the chief financial officer of the Trust, and shall have the custody of the Trust Property, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees, taking proper vouchers for such disbursements, and shall have such other duties and powers as may be prescribed from time to time by the Trustees, and shall render to the Trustees, whenever they may require it, an account of all his transactions as Treasurer and the financial condition of the Trust. If no Controller is elected, the Treasurer shall also have the duties and powers of the Controller, as provided in these Bylaws. Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Treasurer, and shall be responsible to and shall report to the Treasurer.
In the absence or disability of the Treasurer, the Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order of seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Treasurer.

SECTION 3.8 Controller and Assistant Controller. If a Controller is elected, he shall be the chief accounting officer of the Trust, and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a controller and such other duties and powers as may be prescribed from time to time by the Trustees. The Controller shall be responsible to and shall report to the Trustees, but in the ordinary conduct of the Trust's business, shall be under the supervision of the Treasurer. Any Assistant Controller shall have the duties and powers as shall be prescribed from time to

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
time by the Trustees or the Controller, and shall be responsible to and shall report to the Controller. In the absence or disability of the Controller, the Assistant Controller or, if there shall be more than one, the Assistant Controllers in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Controller.

SECTION 3.9 Secretary and Assistant Secretaries. The Secretary shall, if and to the extent requested by the Trustees, attend all meetings of the Trustees, any Committee of the Trustees and /or Shareholders and record all votes and the minutes of proceedings in a book to be kept for that purpose, and shall give or cause to be given notice of all meetings of the Trustees, any Committee of the Trustees, and of the Shareholders, and shall perform such other duties as may be prescribed by the Trustees. The Secretary, or in his absence any Assistant Secretary, shall affix the Trust's seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall be the custodian of the Share records and all other books, records and papers of the Trust (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed. Any Assistant Secretary shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Secretary, and shall be responsible to and report to the Secretary. In the absence or disability of the Secretary, the Assistant Secretary or, if there shall be more than one, the Assistant Secretaries in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Secretary.

SECTION 3.10 Substitutions. In case of the absence or disability of any officer of the Trust, or for any other reason that the Trustees may deem sufficient, the Trustees may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Trustee.

SECTION 3.11 Execution of Deeds, etc. Except as the Trustees may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed or endorsed on behalf of the Trust by the Chairman or the Treasurer.

SECTION 3.12 Power to Vote Securities. Unless otherwise ordered by the Trustees, the President, Vice Presidents, if any, or the Treasurer shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and to vote at, any meeting of stockholders of any corporation in which the Trust may hold stock, and at any such meeting any such officer or his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which,

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
as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the President, Vice Presidents, if any, or the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.

                                   ARTICLE IV

                                   COMMITTEES

SECTION 4.1 Power of Trustees to Designate Committees. The Trustees, by vote of a majority of the Trustees, may elect from their number an executive committee and any other committees and may delegate thereto some or all of their power except those which by law, by the Declaration or by these Bylaws may not be delegated; provided, that no committee shall be empowered to elect the President, the Treasurer or the Secretary, to amend the Bylaws, to exercise the powers of the Trustees under this Section
4.1 or under Section 4.3 hereof, or to perform any act for which the action of a Majority of the Trustees is required by law, by the Declaration or by these Bylaws. The members of any such Committee shall serve at the pleasure of the Trustees.

SECTION 4.2 Rules for Conduct of Committee Affairs. Except as otherwise provided by the Trustees, each Committee elected or appointed pursuant to this Article IV may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Trustees at the next succeeding meeting of the Trustees, but in the absence of any such action or any contrary provisions by the Trustees, the business of each Committee shall be conducted, so far as practicable, in the same manner as provided herein and in the Declaration.

SECTION 4.3 Trustees May Alter, Abolish, etc., Committees. The Trustees may at any time alter or abolish any Committee, change the membership of any Committee, or revoke, rescind or modify any action of any Committee or the authority of any Committee with respect to any matter or class of matters; provided, that no such action shall impair the rights of any third parties.

SECTION 4.4 Minutes; Review by Trustees. Any Committees to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees.



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                                    ARTICLE V

                                      SEAL

The seal of the Trust shall consist of a flat-faced circular die with the word "Massachusetts," together with the name of the Trust, the words "Trust Seal," and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE VI

                                     SHARES

SECTION 6.1 Issuance of Shares. The Trustees may issue Shares of any or all Series either in certificated or uncertificated form, they may issue certificates to the holders of Shares of a Series which was originally issued in uncertificated form, they may at any time discontinue the issuance of Share certificates for such Series and may, by written notice to such Shareholders of such Series, require the surrender of their Share certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of Shares for such Series.

SECTION 6.2 Uncertificated Shares. For any Series of Shares for which the Trustees issue Shares without certificates, the Trust or the Transfer Agent may either issue receipts therefor or may keep account upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration.

SECTION 6.3 Share Certificates. For any Series of Shares for which the Trustees shall issue Share certificates, each Shareholder of such Series shall be entitled to a certificate stating the number of Shares owned by him in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Trust. Such signatures may be facsimiles if the certificate is countersigned by the Transfer Agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.



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SECTION 6.4  Lost, Stolen, etc., Certificates.  If any
certificate for certificated Shares shall be lost, stolen, destroyed or mutilated, the Trustees may authorize the issuance of a new certificate of the same tenor and for the same number of Shares in lieu thereof. The Trustees shall require the surrender of any mutilated certificate in respect of which a new certificate is issued, and may, in their discretion, before the issuance of new certificate, require the owner of a lost, stolen or destroyed certificate, or the owner's legal representative, to make an affidavit or affirmation setting forth such facts as to the loss, theft or destruction as they deem necessary, and to give the Trust a bond, in such reasonable sum as the Trustees direct, in order to indemnify the Trust.

SECTION 6.5 Record Transfer of Pledged Shares. A pledge of Shares pledged as collateral security shall be entitled to a new certificate in his name as pledgee, in the case of certificated Shares, or to be registered as the holder in pledge of such Shares in the case of uncertificated Shares; provided, that the instrument of pledge substantially describes the debt or duty that is intended to be secured thereby. Any such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, and any such registration of uncertificated Shares shall be in a form which indicates that the registered holder holds such Shares in pledge. After such issue or registration, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of Shareholder, and entitled to vote such Shares.

                                   ARTICLE VII

                                   AMENDMENTS

SECTION 7.1 Bylaws Subject to Amendment. These Bylaws may be altered, amended or repealed, in whole or in part, at any time by vote of the holders of a majority of the Shares (or whenever there shall be more than one Series of Shares, of the holders of majority of the Shares of each Series) issued, outstanding and entitled to vote. The Trustees, by vote of a Majority of Trustees, may alter, amend or repeal these Bylaws adopted by the Shareholders, except with respect to any provisions hereof which by law, the Declaration or these Bylaws requires action by the Shareholders. Bylaws adopted by the Trustees may be altered, amended or repealed by the Shareholders.

SECTION 7.2 Notice of Proposal to Amend Bylaws Required. No proposal to amend or repeal these Bylaws or to adopt new Bylaws shall be acted upon at a meeting unless either (i) such proposal is stated in the notice or in waiver of notice, as the case may be, of the meeting or in the Trustees or Shareholders at which such action is taken, or (ii) all of the Trustees or Shareholders, as the case may be, are present at such meeting and all agree to consider such proposal without protesting the lack of notice.


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